CSW Energy, Inc./CSW International, Inc.
                            Non-recourse Indebtedness
                               September 30, 1997
                                   (thousands)


                 Initial                          Inflation
     Type         Term        Rate     Maturity   Adjustment          Amount
---------------  -------   ----------- --------  ------------     --------------

    Eurobond     10 years     8.500%     2005        None       (pounds) 100,000
    Eurobond     10 years     8.875%     2006        None       (pounds) 100,000
   Yankee Bond    5 years     7.980%     2001        None       (pounds) 129,116
   Yankee Bond   10 years     8.750%     2006        None       (pounds) 129,116
Fixed Rate Loan   7 years     8.250%     2003        None       (pounds) 164,413
   Loan Notes     7 years     5.630%     2002        None       (pounds)  40,534
    Revolver      5 years     7.270%     2001        None       (pounds)  66,000
  Senior Notes    5 years     6.875%     2001        None          $     200,000